EXHIBIT 1

SUBSCRIPTION AGREEMENT
TO BE DELIVERED BY ACCREDITED INVESTORS

Phoenix Healthcare Corporation
4514 Travis Street, Suite 330
Dallas, Texas 75205

          RE:      Purchase of Shares of Phoenix Healthcare Corporation

Gentlemen:

           I am delivering this letter in connection with an offer of shares of common stock, $0.001 par value per share (the "Shares"), of Phoenix Healthcare Corporation (the "Company").

          Subject to the terms and conditions hereof, I hereby irrevocably subscribe for and agree to purchase 3,416,667 Shares for the purchase price of $0.12 per Share (which purchase price will be calculated on the date of purchase as the average per Share closing price of the Company's common stock over the five trading days up to and including the trading day immediately prior to the purchase date, multiplied by 0.75). At the Company's election, I hereby either (i) tender herewith a certified bank check payable to the order of the Company in such amount or (ii) agree to make such funds immediately available by wire transfer to such account as the Company may specify in writing to me. Upon receipt of payment therefor, the Company shall deliver one or more share certificates representing the Shares in such denominations and in such names as I may instruct.

          I agree that the Shares I may purchase pursuant to the terms of this Subscription Agreement will be subject to a registration rights agreement in the form attached hereto as Exhibit A, as amended, supplemented, restated or otherwise modified from time to time (the "Registration Rights Agreement").

          I hereby represent, warrant and confirm that I am an "accredited investor" as defined in Regulation D under the Securities Act of 1933 (the "Securities Act"), and I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of purchasing the Shares.

          I have concluded that I am an accredited investor because:

(initial all that apply)
/s/ RJS ___________	I am a natural person who has a net worth or joint net worth with my spouse exceeding $1,000,000 at the time of purchase.
/s/ RJS ___________

I am a natural person who individually had income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and who reasonably expects income in excess of those levels in the current year.

__________

I am a director or executive officer of the Company (Note: the term "executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company).

__________

The subscriber is either (a) a bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity, (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, (c) an insurance company as defined in Section 2(13) of the Securities Act, (d) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such Act, (e) a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, (f) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000, or (g) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary which is either a bank, a savings and loan association, insurance company, or registered investment advisor, or if the plan has assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

__________	The subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
__________

The subscriber is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

__________

The subscriber is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as defined in section 230.506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

__________	The subscriber is any entity in which all of the equity owners are accredited investors.

          In the case of a husband and wife subscribing jointly, satisfaction of the net worth standards must be determined by aggregating their net worth and satisfaction of the income standards must be determined by joint or individual tax returns, as the case may be. Any other persons subscribing for Shares jointly, including members of partnerships formed for the purpose of purchasing Shares, must each satisfy the applicable net worth and income standards without regard to the other joint purchasers. In the case of a subscriber that is itself a partnership (other than a partnership formed for the purpose of purchasing Shares) or a trust, the applicable net worth and income standards must be satisfied by the entity. In the case of a subscriber purchasing as custodian for a minor, the applicable net worth and income standards must be satisfied by the custodian.

I further represent, warrant, and confirm that:
.	any purchase of Shares by me will be for my own account, for investment only and not with a view toward the resale or distribution thereof.
.	I do not presently have any reason to anticipate any change in my present financial circumstances or other particular occasion or event which would cause me to sell such Shares.
.

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of purchasing the Shares; I am experienced in buying instruments similar to the Shares; I am able to bear the economic risk of an investment in the Shares; and I acknowledge that an investment in the Shares involves a high degree of risk, including the possible loss of my entire investment, and there is no assurance of any income from such investment.

.	I have adequate means of providing for current needs and possible personal contingencies and have no need for liquidity in the investment in the Company.
.

I understand that the Shares have not been and will not be registered under the Securities Act, as amended, or any state law. I agree to notify the Company prior to any proposed sale, transfer, distribution or other disposition of any Shares or any beneficial interest therein, and will not sell, transfer, distribute or otherwise dispose of any Shares without the consent of the Company, which may be granted or withheld in the Company's sole discretion, and unless the Shares are registered or such sale, transfer, distribution or other disposition is exempt from registration. I understand that, except as set forth in the Registration Rights Agreement, the Company has no intention to register the Shares with the United States Securities and Exchange Commission or any State of the United States and is under no obligation to assist me in obtaining or complying with any exemption from registration. The Company may require that a proposed transferee meet appropriate financial suitability standards and that the transferor furnish a legal opinion satisfactory to the Company and its counsel that the proposed transfer complies with applicable federal, state and any other applicable securities laws. An appropriate legend evidencing such restrictions may be placed on any certificates issued representing the Shares and appropriate stop transfer instructions may be placed with respect to the Shares.

.

I must bear the economic risk of investment in the Company for an indefinite period of time, since the Shares have not been registered under the Securities Act nor any state securities laws and cannot be sold unless the Shares are either subsequently registered under the Securities Act and applicable state laws (and the Company has no obligation to register the Shares except pursuant to the Registration Rights Agreement) or an exemption from such registration is available.

.

I am not purchasing Shares based upon representations, oral or written, by any person with respect to the future value of, or income from, the Shares, or the length of time that I will be required to remain as the owner of the Shares but rather upon an independent examination and judgment as to the prospects of the Company.

.	The Shares were not offered to me by means of general solicitations, publicly disseminated advertisements or sales literature.
.

I have not authorized any broker, dealer, agent, finder or similar person to act on my behalf nor do I have any knowledge of any broker, dealer, agent, finder or similar person purporting to act on my behalf with respect to this transaction.

.	I acknowledge that there is a very limited market for the Shares and that it is not anticipated that any significant public market for the Shares will develop.
.

I acknowledge that I was provided copies of the Company's filings with the SEC since December 31, 1999, including: the Company's Annual Report on Form 10-K, filed March 30, 2000; the Company's Amended Annual Report on Form 10-K/A, filed April 28, 2000; the Company's Proxy Statement, filed May 1, 2000; the Company's Quarterly Report on Form 10-Q SB, filed May 12, 2000, and various press releases and Current Reports on Form 8-K filed since December 31, 1999. I have been afforded the opportunity to review these documents and to ask questions of representatives of the Company and receive satisfactory answers thereto, as I deem necessary in connection with my decision to purchase the Shares.

.

I acknowledge that I have had access to financial and other information of the Company; that any and all documents, records and books pertaining to this investment have been made available for my inspection, or the inspection of my attorney or accountant; and that the books and records of the Company will be available, upon reasonable notice, for my inspection during reasonable hours at the principal place of business of the Company. I understand the capital structure of the Company and that the Shares represent a minority position in the Company.

.

I have been afforded the opportunity to ask questions of representatives of the Company and receive satisfactory answers thereto, as I deem necessary in connection with my decision to purchase the Shares.

.

I am not entitled to cancel, terminate or revoke this Subscription Agreement or any agreements of the undersigned hereunder and understand that this Subscription Agreement shall survive my death or disability.

.

I acknowledge that the offering of Shares is not subject to any minimum number of Shares being purchased and that the proceeds from the offering may be insufficient to achieve the results contemplated in the Company's [business plan] .

.	I acknowledge that the price for the Shares and the number of Shares being offered in the offering were determined by the Company and there has been no independent appraisal of the Shares.
.	I acknowledge that the Company has limited operating history on which to base a decision to invest in the Shares.
.

I acknowledge that any financial projections provided to me by the Company are subject to numerous risks and uncertainties and that the actual results of the Company will vary from those contained in the financial projections and such variations may be material and adverse.

          The representations, warranties and acknowledgments of this letter are true and accurate as of the date hereof, shall be true and correct as of the date of delivery of this letter to the Company, and shall survive such delivery to the Company. If in any respect any such representation, warranty or acknowledgment shall not be true and accurate prior to such delivery, I shall give immediate written notice of such fact to the Company, specifying which representations, warranties and acknowledgments are not true and accurate and the reasons therefor.

          I acknowledge that I understand the meaning and legal consequences of the representations, warranties and acknowledgments contained in this letter, and I agree to indemnify and hold harmless the Company, its directors, officers and any of its affiliates, associates, agents and employees from and against any and all loss, damage or liability (including costs and reasonable attorney's fees and disbursements) due to or arising out of a breach of any representation, warranty or acknowledgment by me.

          I further acknowledge that the Company intends to use the net proceeds from my purchase of the Shares for working capital and general corporate purposes. I understand that the amounts actually expended by the Company for such purposes will vary significantly depending on a number of factors and that the Company's management will have broad discretion with respect to the use of such proceeds.

          I further acknowledge that in the event the Company issues additional securities in the future, including in connection with future acquisitions, employment arrangements or the issuance or exercise of warrants and stock options, I may experience dilution in net tangible book value per Share.

          If an investment in the Company is being made by a corporation, partnership, trust or estate, I, the person signing on behalf of the undersigned entity, represent that I have all right and authority, in my capacity as an officer, general partner, trustee, executor or other representative of such corporation, partnership, trust or estate, as the case may be, to make such decision to invest in the Company and to execute and deliver this Subscription Agreement on behalf of such corporation, partnership, trust or estate as the case may be, enforceable in accordance with its terms. In addition, the undersigned entity will, upon request of the Company, deliver any documents evidencing the existence of such corporation, partnership, trust or estate, the legality of an investment in the Shares and the authority of the person executing this Subscription Agreement on behalf of the undersigned entity. I also represent on behalf of the undersigned entity that any such corporation, partnership or trust was not formed for the purpose of buying the Shares hereby subscribed.

          Subject only to the acceptance of this Subscription Agreement by the Company, I make, constitute and appoint the Company, acting through any of its authorized members, directors, managers, partners and officers and with power of substitution, my true and lawful agent and attorney, with full power and authority in my name, place and stead, to make, execute, acknowledge, record and/or file (i) any certificate or other document required to effect the formation, continuation or qualification of the Company that legal counsel to the Company deems necessary or desirable to comply with any federal, state or other law applicable to the Company, and (ii) any amendments to any of the foregoing. The power of attorney granted hereby is a special power of attorney coupled with an interest and shall be irrevocable to the fullest extent permitted by law.

          This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may be amended or superseded only by a writing executed by the parties.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Dated: 11/15/2000__	Robert J. Schlegel _________________________________________ (Name of Purchaser)
By: /s/ Robert J. Schlegel _____________________________
Name: Robert J. Schlegel _____________________________
Title: ______________________________
Address: 4835 LBJ Freeway, Suite 700 Dallas, Texas 75244
SSN/EIN: ###-##-####
ACCEPTED:
PHOENIX HEALTHCARE CORPORATION
By: /s/ Ron Lusk __________________________________
Name: Ron Lusk
Title: Chairman, Chief Executive Officer, President

Exhibit A

Form of Registration Rights Agreement